EXHIBIT 99.01

March    , 2004

To the Former Option Holders of Poet Holdings, Inc.:

        Re:    Assumption of Your Poet Stock Options in Versant / Poet Merger

        On behalf of the Versant Corporation ("Versant"), I am pleased to inform you that on March 18, 2004, the merger ("Merger") of Puma Acquisition, Inc., a wholly owned subsidiary of Versant ("Sub") into Poet Holdings, Inc. ("Poet") was completed. The Merger was effected pursuant to the Agreement and Plan of Merger dated as of September 27, 2003, as amended, among Versant, Sub and Poet (the "Merger Agreement"). As a result of the Merger, on March 18, 2004, each outstanding share of Poet's common stock was converted into and become 1.40 shares of Versant common stock.

        Pursuant to the Merger Agreement, and as a result of the Merger:

  •
  Versant has assumed the obligations of Poet under each option to purchase shares of Poet common stock that was outstanding immediately before the Merger became effective (each, a "Poet Option"); and

  •
  Each outstanding Poet option to purchase one (1) share of Versant common stock was automatically converted on March 18, 2004 into an option (each, an "Assumed Option") to purchase 1.40 shares of Versant common stock (the exact number of shares to be rounded up or down to the nearest whole number of shares of Versant common stock, as provided in the Merger Agreement), at a price per share of Versant common stock equal to the option exercise price per Poet share specified in the stock option agreement for the applicable Poet Option divided by 1.40 (the exact price to be rounded up or down to the nearest whole cent, as provided in the Merger Agreement).

        Except as noted above, your Assumed Option will be subject to the same terms and conditions as your former Poet Option, including the date of grant. All references to Poet in the applicable stock option agreement governing your Poet Option will now be deemed to refer to and mean Versant and such stock option agreement, together with this letter, represent the stock option agreement terms of your Assumed Option. The Merger neither affected the vesting schedule of your Assumed Option, nor triggered any vesting acceleration under the terms of the stock option plan under which your Poet Option was granted. Attached to this letter is a schedule, entitled "Exhibit A—Option Assumption" listing by date of grant (i) each Poet Option granted to you, (ii) its pre-Merger exercise price, (iii) the number of Poet shares that were subject to such Poet Option immediately prior to the Merger, (iv) its post-Merger exercise price per Versant common share, and (v) the number of shares of Versant common stock subject to such option immediately after the Merger, now that it is an Assumed Option(s).

        Please sign and date this letter below and return it promptly to the following address:

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
Attn: Robin Steckhahn: Stock Administrator

        Until this letter is signed and dated by you and returned to us, you will not be able to exercise your Assumed Option.

Sincerely,
Nick Ordon President and Chief Executive Officer Versant Corporation

Attachment:    Exhibit A—Option Assumption

ACKNOWLEDGMENT

        The undersigned acknowledges receipt of the foregoing letter (including Exhibit A—Option Assumption) explaining the effect of the Merger and understands that all rights and liabilities with respect to each Assumed Option are as set forth in the stock option agreement of the former Poet Option, the Poet plan under which such option was originally granted, and this letter (including Exhibit A—Option Assumption).

Dated: , 2004
By:
[NAME]

Exhibit A—Option Assumption

Assumed Options of:

Poet Option ID	Pre-Merger Exercise Price per Poet Share	Number of Poet Shares Subject to Option Immediately Prior to the Merger(1)	Post-Merger Exercise Price per Versant Share	Number of Versant Shares Subject to Option Immediately After the Merger

March    , 2004

To the Former Option Holders of Poet Holdings, Inc.:

        Re:    Assumption of Your Poet Stock Options in Versant / Poet Merger

        On behalf of the Versant Corporation ("Versant"), I am pleased to inform you that on March 18, 2004, the merger ("Merger") of Puma Acquisition, Inc., a wholly owned subsidiary of Versant ("Sub") into Poet Holdings, Inc. ("Poet") was completed. The Merger was effected pursuant to the Agreement and Plan of Merger dated as of September 27, 2003, as amended, among Versant, Sub and Poet (the "Merger Agreement"). As a result of the Merger, on March 18, 2004, each outstanding share of Poet's common stock was converted into and become 1.40 shares of Versant common stock.

        Pursuant to the Merger Agreement, and as a result of the Merger:

  •
  Versant has assumed the obligations of Poet under each option to purchase shares of Poet common stock that was outstanding immediately before the Merger became effective (each, a "Poet Option"); and

  •
  Each outstanding Poet option to purchase one (1) share of Versant common stock was automatically converted on March 18, 2004 into an option (each, an "Assumed Option") to purchase 1.40 shares of Versant common stock (the exact number of shares to be rounded up or down to the nearest whole number of shares of Versant common stock, as provided in the Merger Agreement), at a price per share of Versant common stock equal to the option exercise price per Poet share specified in the stock option agreement for the applicable Poet Option divided by 1.40 (the exact price to be rounded up or down to the nearest whole cent, as provided in the Merger Agreement).

        Except as noted above, your Assumed Option will be subject to the same terms and conditions as your former Poet Option, including the date of grant. All references to Poet in the applicable stock option agreement governing your Poet Option will now be deemed to refer to and mean Versant and such stock option agreement, together with this letter, represent the stock option agreement terms of your Assumed Option. Except as otherwise provided in your particular option grant, the Merger neither affected the vesting schedule of your Assumed Option, nor triggered any vesting acceleration under the terms of the stock option plan under which your Poet Option was granted. Attached to this letter is a schedule, entitled "Exhibit A—Option Assumption" listing by date of grant (i) each Poet Option granted to you, (ii) its pre-Merger exercise price, (iii) the number of Poet shares that were subject to such Poet Option immediately prior to the Merger, (iv) its post-Merger exercise price per Versant common share, and (v) the number of shares of Versant common stock subject to such option immediately after the Merger, now that it is an Assumed Option(s).

        Please sign and date this letter below and return it promptly to the following address:

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
Attn: Robin Steckhahn: Stock Administrator

        Until this letter is signed and dated by you and returned to us, you will not be able to exercise your Assumed Option.

Sincerely,
Nick Ordon President and Chief Executive Officer Versant Corporation

Attachment:    Exhibit A—Option Assumption

ACKNOWLEDGMENT

        The undersigned acknowledges receipt of the foregoing letter (including Exhibit A—Option Assumption) explaining the effect of the Merger and understands that all rights and liabilities with respect to each Assumed Option are as set forth in the stock option agreement of the former Poet Option, the Poet plan under which such option was originally granted, and this letter (including Exhibit A—Option Assumption).

Dated: , 2004
By:
[NAME]

Exhibit A—Option Assumption

Assumed Options of:

Poet Option ID	Pre-Merger Exercise Price per Poet Share	Number of Poet Shares Subject to Option Immediately Prior to the Merger(1)	Post-Merger Exercise Price per Versant Share	Number of Versant Shares Subject to Option Immediately After the Merger